Exhibit 16.1

Paritz & Company, P.A                                 15 Warren Street, Suite 25
Certified Public Accountants                        Hackensack, New Jersey 07601
                                                                  (201) 342-7753
                                                             Fax: (201) 342-7598


November 16, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of AP Event, Inc. dated November 14, 2016. We agree with the statements made concerning our firm contained therein.

Yours very truly,


/s/ Paritz & Company, P.A.
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Paritz & Company, P.A.